Exhibit 99.1
Spectrum Sciences & Software Holdings Corp.
Reports Financial Results for First Half of 2005
Company Well Positioned for Substantially Improved Future Performance;
Subsidiaries total contract backlog now in excess of $150 million
Falls Church, VA — August 23, 2005 — Spectrum Sciences & Software Holdings Corp. (OTC BB: SPSC) yesterday submitted its quarterly (10-QSB) report providing the financial results of operations for the first six months of 2005. Spectrum Holdings acquired three new subsidiaries in the first half of the year, and this is the first quarterly filing to the Security and Exchange Commission (SEC) to reflect the operations of all four of Spectrum Holdings’ current subsidiaries.
Because of the SEC’s reporting requirements, the consolidated financial statements in the report exclude all revenues that were booked in 2005 by the three recently acquired subsidiaries prior to their respective acquisition dates. As a result, the revenues shown in the report are approximately 62 percent below actual pro forma revenues for the combined group of companies during the first six months of 2005.
The consolidated unaudited income statement in the quarterly filing to the SEC shows that Spectrum Holdings had total revenues of $14.3 million and a net loss of $2.8 million in the period ending June 30, 2005. However, an unaudited pro forma financial presentation that includes complete six-month results from all subsidiaries shows total revenues of $37.6 million — more than a 50-percent increase over the same period last year — and a net loss of $2.8 million.
Of the four subsidiaries, only Spectrum Sciences and Software, Inc., was part of the Spectrum Holdings family for the entire first half of 2005. In line with its growth-through-acquisition strategy, Spectrum Holdings purchased M&M Engineering (M&M) in February 2005, Coast Engine and Equipment Company (CEECO) in March 2005, and Horne Engineering Services in May 2005. The financial information in Spectrum Holdings’ quarterly filing to the SEC therefore includes only five months of operations for M&M (February 1 through June 30), four months of operations for CEECO (March 1 through June 30), and two months of operations for Horne Engineering Services (May 1 through June 30).
The reported pro forma net loss of $2.8 million includes $1.4 million in stock-based compensation expense. In addition, the net loss was significantly affected by the company’s merger and acquisition activities, including accounting costs and legal fees.
Spectrum Holdings’ Chief Financial Officer, Michael M. Megless, reported that as of June 30, 2005, the company had a total contract backlog in excess of $150 million. “Our business opportunities have never been stronger – both nationally and internationally,” he said. “We are working diligently to complete the transition process, combining and building on the strengths of our four operating companies, taking advantage of cost and operating efficiencies, and substantially improving financial performance in the third and fourth quarters.”
About Spectrum Sciences & Software Holdings Corp.
Spectrum Sciences & Software Holdings Corp. is a growth-oriented, customer-focused company that provides an integrated suite of manufacturing, procurement, technology, and technical engineering services. The company currently has more than 350 employees within its family of subsidiaries, which include Horne Engineering Services (http://www.horne.com/), Spectrum Sciences & Software, Inc. (http://www.specsci.com), M&M Engineering (http://www.mmeng.net), and Coast Engine and Equipment Company (CEECO).
More information about Spectrum Sciences & Software Holdings Corp. can be found at www.spectrumholdingscorp.com.
Forward-Looking Statements
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Spectrum Sciences & Software Holdings Corp.
Spectrum Sciences & Software Holdings Corp., Investor Relations
Steve Cook , 703-564-2968, Steve.cook@specsci.com